                                                                    EXHIBIT 99.1


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              FOR FISCAL YEAR 2001

     The following unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of Weyerhaeuser Company ("Weyerhaeuser") and Willamette Industries, Inc. ("Willamette") and have been prepared to illustrate the effects of Weyerhaeuser's acquisition of Willamette and the other transactions described below. The following unaudited pro forma condensed consolidated statement of earnings is based upon Weyerhaeuser's historical consolidated statement of earnings for the fiscal year ended December 30, 2001 and Willamette's historical consolidated statement of earnings for the fiscal year ended December 31, 2001. The following unaudited pro forma condensed consolidated balance sheet is based on Weyerhaeuser's historical balance sheet as of December 30, 2001 and Willamette's historical balance sheet as of December 31, 2001.

     The unaudited pro forma condensed consolidated statement of earnings gives effect to the completion of Weyerhaeuser's tender offer for shares of common stock of Willamette, the consummation of the second-step merger pursuant to which Willamette became Weyerhaeuser's wholly-owned subsidiary (the "Merger") and related transactions, and the issuance and sale by Weyerhaeuser of $5.5 billion of indebtedness in a private placement transaction (the "Debt Issue") and the incurrence by Weyerhaeuser of bank borrowings and the application of the estimated net proceeds from the Debt Issue and the proceeds from those borrowings to pay the purchase price of shares of Willamette common stock acquired in the tender offer and the Merger and to pay related costs and expenses as if those transactions had been completed as of the first day of Weyerhaeuser's 2001 fiscal year. The unaudited pro forma condensed consolidated balance sheet gives effect to the transactions described above as if they had been completed as of December 30, 2001.

     Except as described above, the unaudited pro forma condensed consolidated statement of earnings and unaudited pro forma condensed consolidated balance sheet do not give effect to liabilities incurred subsequent to December 30, 2001.

      The following unaudited pro forma condensed consolidated financial statements are subject to a number of estimates, assumptions and uncertainties and do not purport to reflect the financial condition or results of operations that would have existed or occurred had the acquisition of Willamette and the other transactions described above taken place on the dates indicated, nor do they purport to reflect Weyerhaeuser's financial condition or results of operations that will exist or occur in the future. For example, Weyerhaeuser's acquisition of Willamette will be accounted for using the purchase method of accounting. The total purchase price of the acquisition will be allocated to the assets and liabilities acquired based upon their respective estimated fair market values. The allocation of the purchase price reflected in the following unaudited pro forma condensed consolidated financial statements is preliminary, was performed as of December 30, 2001, and is subject to adjustment upon, among other things, receipt of appraisals and valuations of some of the acquired assets and liabilities and changes resulting from operations subsequent to December 30, 2001. Accordingly, the final allocation of the purchase price to the acquired assets and liabilities, which will be performed as of February 11, 2002, may differ from the allocation reflected in these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated statement of earnings is also based on assumed rates of interest on a substantial portion of Weyerhaeuser's pro forma indebtedness.

     The following unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and related notes of Weyerhaeuser and Willamette filed with the Securities and Exchange Commission.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                FISCAL YEAR 2001
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS
                                                                                       -------------------    PRO FORMA
                                              WEYERHAEUSER           WILLAMETTE        FOOTNOTES   AMOUNTS   CONSOLIDATED
                                           -------------------   -------------------   ---------   -------   ------------
                                           (December 30, 2001)   (December 31, 2001)
Sales
  Forest product operations..............        $13,084               $4,454               1       $(138)     $17,400
  Real estate and related assets.........          1,461                   --                          --        1,461
                                                 -------               ------                       -----      -------
                                                  14,545                4,454                        (138)      18,861
                                                 -------               ------                       -----      -------
Costs and expenses
  Forest product operations:
    Costs of products sold...............         10,415                3,382               1        (138)      13,659
    Depreciation, amortization and fee
      stumpage...........................            869                  332          5,6,11         170        1,371
    Selling, general and administrative
      expenses...........................          1,114                  274               2           1        1,389
    Other operating costs, net...........             14                   25             2,3         (32)           7
    Charges for support alignment costs,
      integration of facilities, closure
      of facilities and settlement of
      hardboard siding claims............            139                   --               2           8          147
                                                 -------               ------                       -----      -------
                                                  12,551                4,013                           9       16,573
                                                 -------               ------                       -----      -------
  Real estate and related assets:
    Costs and operating expenses.........          1,140                   --                          --        1,140
    Depreciation and amortization........              7                   --                          --            7
    Selling, general and administrative
      expenses...........................             96                   --                          --           96
    Other operating costs, net...........             (6)                  --                          --           (6)
                                                 -------               ------                       -----      -------
                                                   1,237                   --                          --        1,237
                                                 -------               ------                       -----      -------
         Total costs and expenses........         13,788                4,013                           9       17,810
                                                 -------               ------                       -----      -------
Operating earnings.......................            757                  441                        (147)       1,051
Interest expense and other
  Forest product operations:
    Interest expense incurred (net of
      capitalized interest)..............           (339)                 (95)              4        (433)        (867)
    Interest income and other............             23                   --               2           2           25
    Equity in income of unconsolidated
      entities...........................             33                   --               2          (1)          32
  Real estate and related assets.........             42                   --                          --           42
                                                 -------               ------                       -----      -------
Earnings before income taxes.............            516                  346                        (579)         283
Income taxes.............................            162                   97             7,8        (226)          33
                                                 -------               ------                       -----      -------
  Net earnings from continuing
    operations...........................        $   354               $  249                       $(353)     $   250
                                                 =======               ======                       =====      =======
Basic net earnings per share.............        $  1.61                                                       $  1.14
                                                 =======                                                       =======
Diluted net earnings per share...........        $  1.61                                                       $  1.14
                                                 =======                                                       =======
Weighted average shares outstanding
  (thousands)
  Basic..................................        219,644                                                       219,644
  Dilutive effect of stock options.......            313                                   10         242          555
                                                 -------                                                       -------
    Diluted weighted average shares
      outstanding........................        219,957                                                       220,199
                                                 =======                                                       =======

                                                                                             (footnotes begin on page 4)

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              FISCAL YEAR END 2001
                             (DOLLARS IN MILLIONS)

                                                                                      PRO FORMA
                                                                                     ADJUSTMENTS
                                                                                 -------------------    PRO FORMA
                                       WEYERHAEUSER            WILLAMETTE        FOOTNOTES   AMOUNTS   CONSOLIDATED
                                   --------------------   --------------------   ---------   -------   ------------
                                   (December 30, 2001)    (December 31, 2001)
Assets
Forest product operations:
  Cash and short term
    investments..................        $   202                 $   22                      $   --      $   224
  Receivables....................          1,024                    400               1          (2)       1,422
  Inventories....................          1,428                    473                          --        1,901
  Prepaid expenses...............            407                     33               9         (33)         407
                                         -------                 ------                      -------     -------
         Total forest product
           operations current
           assets................          3,061                    928                         (35)       3,954
  Property and equipment.........          8,737                  3,305               9       1,659       13,701
  Timber and timberlands.........          1,789                    965               9       1,608        4,362
  Investments in and advances to
    equity affiliates............            541                     --                          --          541
  Goodwill.......................          1,095                     --               9       1,788        2,883
  Other assets and deferred
    charges......................          1,053                    127            9,12          27        1,207
                                         -------                 ------                      -------     -------
         Total forest products
           operations............         16,276                  5,325                       5,047       26,648
                                         -------                 ------                      -------     -------
Real estate and related assets...          2,017                     --                          --        2,017
                                         -------                 ------                      -------     -------
         Total assets............        $18,293                 $5,325                      $5,047      $28,665
                                         =======                 ======                      =======     =======
Liabilities
Forest product operations:
  Notes payable..................        $     4                 $  110                      $   --      $   114
  Current portion of long-term
    debt.........................              8                      9            9,12         290          307
  Accounts payable...............            809                    255               1          (2)       1,062
  Accrued liabilities............          1,042                    201               9          --        1,243
                                         -------                 ------                      -------     -------
         Total forest product
           operations current
           liabilities...........          1,863                    575                         288        2,726
Long-term debt...................          5,095                  1,531            9,12       6,034       12,660
Deferred income taxes............          2,377                    632             8,9       1,274        4,283
Other long-term obligations......            877                     38                          --          915
                                         -------                 ------                      -------     -------
         Total forest products
           operations............         10,212                  2,776                       7,596       20,584
                                         -------                 ------                      -------     -------
Real estate and related assets...          1,386                     --                          --        1,386
                                         -------                 ------                      -------     -------
         Total liabilities.......         11,598                  2,776                       7,596       21,970
                                         -------                 ------                      -------     -------
Shareholders' Equity.............          6,695                  2,549               9      (2,549)       6,695
                                         -------                 ------                      -------     -------
         Total liabilities and
           shareholders'
           equity................        $18,293                 $5,325                      $5,047      $28,665
                                         =======                 ======                      =======     =======

                                                                                       (footnotes begin on page 4)

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. INTERCOMPANY TRANSACTIONS AND BALANCES

     To eliminate intercompany transactions and resulting account balances between Weyerhaeuser and Willamette, except for intercompany profit in inventory as the intercompany profit was not significant.

2. RECLASSIFICATIONS

     To reclassify certain of Willamette's 2001 non-recurring operating gains and losses to conform to the format of Weyerhaeuser's unaudited pro forma condensed consolidated statement of earnings.

3. UNSOLICITED TAKEOVER DEFENSE COSTS

     To eliminate the costs incurred by Willamette in fiscal year 2001 in defending against Weyerhaeuser's unsolicited takeover proposal.

4. INTEREST EXPENSE AND AMORTIZATION OF PREPAID BANK COMMITMENT FEE

      -- To record $379 million of interest expense related to a total of approximately $6.3 billion of indebtedness incurred to finance the acquisition of Willamette and to pay other costs and expenses relating to the Willamette acquisition. The unaudited pro forma condensed consolidated financial statements assume that this indebtedness consists of:

            -- $0.8 billion of borrowings under Weyerhaeuser credit facilities established in connection with the Willamette acquisition (the "Credit Facilities") at an assumed weighted average interest rate of 3.32% per annum, which assumed interest rate is based upon the interest rates in effect under those Credit Facilities as of February 22, 2002, and

            -- $5.5 billion Debt Issue with a weighted average effective interest rate of 6.28% per annum, assuming a rate of interest of 3.045% per annum on $500 million of floating rate notes due 2003.

      -- To record $54 million of amortization expense related to prepaid bank commitment fees incurred to obtain the Credit Facilities that were used to finance the acquisition of Willamette.

5. DEPRECIATION OF STEP-UP IN PROPERTY, PLANT AND EQUIPMENT.

     To recognize the additional depreciation expense resulting from the step-up of the book value of Willamette's property, plant and equipment from Willamette's historical cost basis to its estimated fair market value. The additional depreciation expense has been calculated on a straight-line basis over 15 years.

6. DEPLETION OF STEP-UP IN TIMBER

     To recognize the additional depletion expense resulting from the step-up of Willamette's timber and timberlands from Willamette's historical cost basis to estimated fair market value. The additional depletion expense has been calculated on a basis consistent with Willamette's cost-per-unit-harvested methodology, with Willamette's historical cost of timber replaced by the estimated fair market value of the timber.

7. INCOME TAX BENEFIT AND EXPENSE

     To recognize the income tax benefit or expense related to interest expense, amortization of prepaid bank commitment fees, depreciation, depletion expense and the reversal of Willamette's unsolicited takeover defense costs.

8. INCOME TAX ADJUSTMENTS

     The increase in deferred income taxes relates to the tax effect of the step-up of Willamette's assets and liabilities to estimated fair market value.

9. PURCHASE PRICE ALLOCATION

     Reflects the allocation of the purchase price of $55.50 per share of Willamette common stock paid in the tender offer and payable in the Merger and cash paid to acquire outstanding Willamette stock options. Holders of options to purchase shares of Willamette common stock were entitled to elect either to surrender their options in exchange for a per option cash payment equal to the amount by which $55.50 exceeds the option exercise price or to convert those options into options to acquire shares of Weyerhaeuser common stock in an amount and at an exercise price adjusted by a conversion ratio based on the $55.50 per share price we paid in the tender offer for Willamette common stock and on the market price of Weyerhaeuser's common stock. Holders of Willamette stock options have already been required to make this election and, accordingly, the unaudited pro forma condensed consolidated financial statements reflect the results of those elections.

     The unaudited pro forma condensed consolidated financial statements have been prepared on a basis of assumptions relating to the allocation of the total purchase price to the assets and liabilities of Willamette based upon preliminary estimates of their fair market value. The actual allocation of the total purchase price may differ from the allocation reflected in the unaudited pro forma condensed consolidated financial statements after appraisals and valuations of those assets and liabilities are obtained and other procedures are completed. The purchase price payable to acquire shares of Willamette common stock in the tender offer and the Merger and to pay cash in respect of outstanding Willamette stock options plus estimated direct transaction costs and expenses and the deferred tax effect of applying purchase accounting at December 30, 2001, over the historical cost of Willamette's net assets were calculated as follows (in millions):

Purchase price for outstanding Willamette shares and
  options...................................................  $ 6,176
Estimated direct transaction costs and expenses.............      100
Deferred tax effect of applying purchase accounting.........    1,274
Less Willamette historical net assets.......................   (2,495)
                                                              -------
  Excess purchase price allocated to property, plant and
     equipment and timber and timberlands and goodwill......  $ 5,055
                                                              =======

The excess purchase price was allocated as follows:

Property, Plant and Equipment and Timber and Timberlands....  $ 3,267
Goodwill....................................................    1,788
                                                              -------
                                                              $ 5,055
                                                              =======

10. DILUTIVE EFFECT OF CONVERTED STOCK OPTIONS

     For calculating pro forma diluted net earnings per common share from continuing operations, the pro forma weighted average shares outstanding for each period was increased by Willamette stock options outstanding at the beginning of or granted during the fiscal year 2001, which were converted to Weyerhaeuser stock options. The pro forma basic and diluted earnings per share for fiscal 2001 are calculated based upon the weighted average common shares outstanding as follows (in thousands):

Basic.......................................................  219,644
Dilutive effect of stock options............................      555
                                                              -------
Diluted.....................................................  220,199
                                                              =======

11. GOODWILL

     In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, issued by the Financial Accounting Standards Board in June 2001, the excess purchase price allocated to goodwill has not been amortized in these unaudited pro forma condensed consolidated financial statements.

12. DEFERRED COSTS

     To record prepaid bank commitment fees and other deferred financing costs incurred to obtain the Credit Facilities and issue the Debt Issue used to finance the acquisition of Willamette.